UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 410-4600

Registrant’s telephone, including area code

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed by Nanogen, Inc. (the “Company”) on March 14, 2008 (the “March 14, 2008 Form 8-K”), the Company entered into an Amendment and Exchange Agreement, dated March 13, 2008 (the “Exchange Agreement”), with holders (the “Holders”) of the Company’s 6.25% Senior Convertible Notes due 2010 issued on August 27, 2007 (the “Old Notes”), pursuant to which Holders will exchange an aggregate $12,917,000 in principal amount of the Old Notes with the Company’s 9.75% Senior Secured Convertible Notes due 2010 (the “Notes”) with an aggregate principal amount of $15,500,400 (the “Exchange Offer”). The Notes are convertible initially into an aggregate of 22,784,653 shares of common stock of the Company (the “Common Stock”) at an initial conversion price of $0.6803 per share.

On March 27, 2008, the Company closed the Exchange Offer (the “Closing”).

In connection with the Closing, on March 27, 2008, the Company entered into a security agreement (the “Security Agreement”) with Portside Growth & Opportunity Fund, as collateral agent, pursuant to which the Company grants a security interest in substantially all of its assets and stock to the collateral agent to secure the Company’s obligations under the Notes. Certain assets are excluded from such security interest, including (i) more than 65% of capital stock of foreign subsidiaries of the Company; (ii) receivables sold pursuant to a factoring agreement with GE Capital Finance S.p.A. in Italy; (iii) intellectual property assets securing the obligations of the Company and its subsidiaries under certain royalty sales transaction; (iv) cash collateral securing the letter of credit for the benefit of Holders, and (v) assets covering certain permitted liens set forth in the terms of the Notes.

In addition, on March 27, 2008, the Company and Bank of New York Trust Company, N.A., as trustee under the Indenture, dated August 27, 2007 (as modified by the First Supplemental Indenture, dated August 27, 2007, the “Indenture”) entered into a Second Supplemental Indenture for the purpose of making certain technical amendments to the Indenture in order permit the Company to consummate the potential sale of certain royalties, and to revise the terms in the Indenture, including certain covenants, in order to conform to the terms of the Notes. Also on March 27, 2008, the Company and each Holder entered into an Amendment and Consent Agreement, pursuant to which the parties made certain amendment to the Exchange Agreement, the terms of the Notes and the Consent and Agreement dated March 13, 2008, including revision to the definition of “permitted liens” in the terms of the Notes.

The foregoing is a summary description of certain terms of the Exchange Agreement, the Notes, the Security Agreement and the Second Supplemental Indenture and, by its nature, is incomplete. It is qualified in its entirety by the text of such documents or forms of such documents attached as exhibits to this Current Report on Form 8-K and the March 14, 2008 Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of these documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2008, the Company announced that the Exchange Offer has been completed. The information contained in Item 1.01 of this Current Report on Form 8-K, and the disclosure set forth in the March 14, 2008 Form 8-K, are incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

4.1	Second Supplemental Indenture dated as of March 27, 2008 between the Company and The Bank of New York Trust Company, N.A.

4.2	Form of 9.75% Senior Secured Convertible Notes due 2010.

10.1	Security Agreement dated as of March 27, 2008 between the Company and Portside Growth & Opportunity Fund, as collateral agent (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 14, 2008).

10.2	Amendment and Consent Agreement dated as of March 27, 2008 between the Company and the Holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: March 27, 2008	By:	/s/ Nicholas Venuto
	Name: Title:	Nicholas Venuto Chief Financial Officer